Exhibit (d)(xv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K




                              SUB-ADVISORY CONTRACT

      Agreement made as of September 2, 1999 ("Contract") between Wachovia Bank, N.A., ("Adviser") and Flaherty & Crumrine Incorporated ("Sub-Adviser").

                                    RECITALS

      (1) The Adviser has entered into an Investment Advisory Agreement, dated June 3, 1999 ("Advisory Agreement"), with ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

      (2) The Trust offers for public sale distinct series of shares of beneficial interest, as set forth in Schedule A hereto ("Fund" or "Funds");

      Under the Advisory Agreement, the Adviser has agreed to provide certain investment advisory services to the Funds;

      The Advisory Agreement permits the Adviser to delegate certain of its duties as investment adviser thereunder to a sub-adviser;

      The Sub-Adviser is willing to furnish such services solely with respect to the Fund or Funds set forth on Schedule A;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Adviser and the Sub-Adviser agree as follows:

      1. APPOINTMENT. The Adviser hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the investments of the Fund or Funds set forth in Schedule A hereto for the period and on the terms set forth in this Contract. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2.    DUTIES AS SUB-ADVISER.
            ----------------------

      (a) Subject to the supervision and direction of the Trust's Board of Trustees ("Board") and review by the Adviser, and any written guidelines adopted by the Board or the Adviser and provided to the Sub-Adviser in a timely manner, the Sub-Adviser will provide a continuous investment program with respect to the portion of a Fund's assets allocated to the Sub-Adviser from time to time by the Adviser in its sole discretion ("Assets"), including investment research and management to all Securities and investments and cash equivalents comprising the Assets. The Adviser may from time to time increase or decrease the Assets allocated to the Sub-Adviser. The Sub-Adviser will determine from time to time what investments comprising the Assets will be purchased, retained or sold by the Funds. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions with respect to the Assets, provided that no such order or transaction shall direct the delivery to the Sub-Adviser of any of the Assets owned or held by the Fund or shall authorize any disposition thereof, except either initial or variation margin or option premium transfers for the account of the Fund at the future commission merchant or against countervalue. The Sub-Adviser will provide services under this Contract in accordance with the Fund's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement"). Any such amendments or supplements will be binding upon the Sub-Adviser when they have been provided to the Sub-Adviser in writing and have been duly adopted by the Board or other authorized party.

      (b) The Sub-Adviser agrees that, in placing orders with brokers, it will seek to obtain the best net results in terms of price and execution; provided that, on behalf of the Funds, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Funds and its other clients and that the total commissions paid by the Funds will be reasonable in relation to the benefits to the Funds over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Funds and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. The Adviser recognizes that in some cases this procedure may adversely affect the results obtained for the Funds.

      (c) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to actions by the Sub-Adviser on behalf of the Funds with regard to the Assets, and will furnish the Board and the Adviser with such periodic and special reports as the Board or the Adviser reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Funds are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records that it maintains for the Funds upon request by the Trust. For legal and regulatory compliance purposes, the Sub-Adviser may retain at its offices copies of records that it maintained for the Funds.

      (d) At such times as shall be reasonably requested by the Board or the Adviser, the Sub-Adviser will provide the Board and the Adviser with investment analyses and reports as well as quarterly reports setting forth the performance of the Assets' investments and make available to the Board and the Adviser any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

            3. FURTHER DUTIES. In all matters relating to the performance of this Contract, the Sub-Adviser will act in conformity with the Trust's Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and the Adviser; and will comply with the requirements of the 1940 Act and the rules thereunder, as amended, and all other federal and state laws and regulations applicable to the Trust and the Funds. The Adviser agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and the Adviser, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers or securities issuers that are affiliated with the Adviser. The Adviser further agrees to provide the Sub-Adviser with evidence that a notice of exemption has been properly filed on behalf of the Funds pursuant to Rule 4.5 under the Commodity Exchange Act..

     4. EXPENSES. During the term of this Contract, the Sub-Adviser will bear all expenses directly incurred by it in connection with its services under this Contract.

      5.    COMPENSATION.
            ------------

      (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Contract, the Adviser, not the Funds, will pay the Sub-Adviser a sub-advisory fee, computed daily and paid monthly as set forth in Schedule B attached hereto.

      (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

(d) The Adviser shall be responsible for computing the sub-advisory fee based upon a percentage of the net asset value of the Assets, and will submit a copy of this calculation to the Sub-Adviser.

     6. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds, the Trust, its shareholders or by the Adviser in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

     7. REPRESENTATIONS OF ADVISER. The Adviser represents, warrants and agrees as follows:

(a) The Adviser is a bank, which is not required to register as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"). The Adviser will register under the Advisers Act if required by applicable law to do so during the term of this contract.

(b) The Advisory Agreement permits the Adviser to delegate certain of its duties as investment adviser thereunder to a sub-adviser.

     8. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

      (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

      (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Contract is in effect, the president or a vice-president of the Sub-Adviser shall certify to the Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

      (c) The Sub-Adviser has provided the Adviser with a copy of its Form ADV, which as of the date of this Contract is its Form ADV most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to the Adviser at least annually.

      (d) The Sub-Adviser will notify the Adviser of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Funds or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.

      9. SERVICES NOT EXCLUSIVE. The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law or agreed upon in writing between the Sub-Adviser and the Adviser, and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to or with the Trust, the Funds or the Adviser or deemed to violate or give rise to any duty or obligation of the Sub-Adviser to the Trust, the Funds or the Adviser, except as otherwise imposed by law or agreed upon in writing between the Sub-Adviser and the Adviser, the Trust or the Funds. The investment and trading strategies and policies employed for other clients may differ from those employed on behalf of the Funds, and as a consequence, the results of other clients may differ from those experienced by the Funds.

      10.   DURATION AND TERMINATION.
            -------------------------

     (a) This Contract shall become effective upon the date first above written, provided that this Contract shall not take effect unless it has first been approved: (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Funds' outstanding securities.

     (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Funds.

     (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Funds on 60 days' written notice to the Sub-Adviser. This Contract may also be terminated, without the payment of any penalty, by the Adviser: (i) Upon 120 days' written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any representations and warranties set forth in Paragraph 8 of this Contract, if such breach has not been cured within a 20 day period after notice of such breach; or (iii) immediately if, in the reasonable judgment of the Adviser, the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Funds. The Sub-Adviser may terminate this Contract at any time, without the payment of any penalty, on 120 days' written notice to the Adviser. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract as it relates to the Funds.

     11. ADDITIONAL SERIES. If the Trust establishes additional series of shares for which it desires that the Sub-Adviser render services under this Contract, it shall so notify the Sub-Adviser in writing. If the Sub-Adviser agrees in writing to provide said services, such series of shares shall become a "Fund" hereunder upon execution of a new Schedule A and Schedule B and the approval of the Trustees of the Trust as required by the Trust's Trust Instrument and the 1940 Act.

     12. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract shall be effective until approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Contract or interested persons of any such party, and (ii) by a vote of a majority of the Funds' outstanding voting securities (unless in the case of (ii), the Trust receives an order or no-action letter from the SEC permitting it to modify the Contract without such vote or an opinion of counsel satisfactory to the Adviser and the Sub-Adviser that no such vote is required).

     13. GOVERNING LAW. This Contract shall be construed in accordance with the 1940 Act and the laws of the State of North Carolina, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of North Carolina conflict with the applicable provisions of the 1940 Act, the latter shall control.

     14. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Contract may be signed in counterpart.

     15. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or the Adviser upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to the Adviser will be sent to the attention of Wachovia Bank, N.A.; 100 Main Street; Winston-Salem, NC 27102; ATTN: Wayne F. Morgan. All notices provided to the Sub-Adviser will be sent to the attention of Flaherty & Crumrine Incorporated, 301 E. Colorado Blvd. Suite 720, Pasadena, CA 91101; ATTN: Donald F. Crumrine.

      16. CONFIDENTIALITY. The Adviser and the Sub-Adviser agree to maintain strictest confidence with respect to this relationship. Reports concerning this relationship shall be treated as confidential except as disclosure may be required by applicable law or regulatory authority. Provided however, the Adviser shall be permitted to use the Sub-Adviser's name, upon notice to the Sub-Adviser, in marketing materials developed in relation to the Fund. Adviser agrees to submit to the Sub-Adviser any prospectus or SAI containing the Sub-Adviser's name prior to any filing of such document.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                          WACHOVIA BANK, N.A.

By:/S/ JOHN N. SMITH                            By:  /S/ WAYNE F. MORGAN
   ---------------------                           ---------------------------
   Name:     John N. Smith                      Name:  Wayne F. Morgan
   Title:  Senior Vice President                Title: Senior Vice President

                                          FLAHERTY & CRUMRINE INCORPORATED

Attest:
By:  /S/ PETER C. STIMES                 By:  /S/ DONALD F. CRUMRINE
   ---------------------------           ---------------------------
   Name:    Peter C. Stimes              Name:  Donald F. Crumrine
   Title:  Vice President                Title:   Chairman   of   the Board

                                   SCHEDULE A

                           FUNDS SUBJECT TO AGREEMENT

Assets in The Wachovia Executive Fixed Income Fund allocated by the Adviser to the Sub-Adviser.

DATE:  September 2, 1999




                                   SCHEDULE B

                            SCHEDULE OF COMPENSATION

FUND                                      ANNUAL FEE

                                          (as a percentage of net
                                          Assets)



The Wachovia Executive Fixed Income Fund        First $15 million       55 bp
                                          Next $5 million         40 bp
                                          Balance                 30 bp



Minimum annual fee......................$82,500.00













DATE:  September 2, 1999